Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-130253, 333-121814, 333-120291, 333-118499, 333-114970, 333-109542, 333-89944, 333-70492, 333-68238, 333-60968, 333-56230, 333-55530, 333-46770, 333-46200, and 333-41646 on Form S-3 and Nos. 333-157210, 333-146549, 333-146548, 333-143331, 333-143330, 333-126419, 333-121302, 333-120056, 333-119387, 333-110430, 333-103189, 333-101327, 333-75526, 333-69452, 333-60270, 333-57680, 333-55850, 333-55528, and 333-46166 on Form S-8 of our reports dated May 21, 2010, relating to the consolidated financial statements of Flextronics International Ltd. and subsidiaries (“the Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting standard) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2010.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 21, 2010